UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 31, 2018

Avinger, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36817	20-8873453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chesapeake Drive

Redwood City, California 94063

(Address of principal executive offices, including zip code)

(650) 241-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Terms of Series A Preferred Stock

On October 31, 2018, the Company filed a Certificate of Amendment to the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Amendment”). Prior to the filing of the Amendment, the Company’s Series A convertible preferred stock, par value $0.001 (“Series A preferred stock”), was convertible into shares of common stock. Following the filing of the Amendment, the Series A preferred stock will only be convertible into common stock following such time as the Company’s stockholders have approved an amended and restated certificate of incorporation that authorizes at least 125 million shares of common stock. Unless and until such an approval is received, the Series A preferred stock will no longer be convertible into common stock. Except for the changes to the conversion feature of the Series A preferred stock, the rights, preferences and privileges of the Series A preferred stock remain unchanged.

The foregoing description of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 3.1.

Designation of Series C Preferred Stock

On October 31, 2018, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, designating 8,586 shares of Series C convertible preferred stock (the “Series C preferred stock”). The Series C preferred stock does not carry a specified dividend, but participates with the common stock with respect to the payment of any dividends. In the event of any liquidation, dissolution, winding up or change in control of the Company, the holders of Series C preferred stock shall be entitled to receive, prior and in preference to the common stock, an amount per share equal to the par value of such share plus any declared but unpaid dividends thereon. Each share of Series C preferred stock is initially optionally convertible into 2,500 shares of Common Stock, subject to customary adjustments for dilutive issuances, stock splits and the like. The Series C preferred stock is additionally subject to mandatory conversion upon the occurrence of specified events. In general, the Series C preferred stock is not entitled to vote on any matter presented to the Company’s stockholders. The Series C preferred stock is, however, entitled to a separate class vote on (1) amendments or modifications of the Company’s certificate of incorporation, bylaws or other securities adverse to the Series C preferred stock or (2) the authorization of additional shares of Series C preferred stock.

The foregoing description of the Series C preferred stock does not purport to be complete, and is qualified in its entirety by reference to Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock, a copy of which is filed herewith as Exhibit 3.2.

Item 8.01. Other Events.

On November 1, 2018, the Company issued a press release announcing the closing of an $11.5 million public offering of Series C preferred stock, common stock and warrants to purchase common stock underwritten by Ladenburg Thalmann and Co., Inc. (the “Offering”) A copy of this press release is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1

Certificate of Amendment to the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, as filed with the Secretary of State of the State of Delaware on October 31, 2018.

3.2	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock, as filed with the Secretary of State of the State of Delaware on October 31, 2018.

99.1	Press Release of Avinger, Inc. issued on November 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVINGER, INC.

Date: November 6, 2018
By:	/s/ Mark Weinswig
Mark Weinswig Chief Financial Officer